UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2014

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On August 13, 2014, Gulfport Energy Corporation (“Gulfport”) announced that it has priced an offering of $300 million aggregate principal amount of senior notes due 2020 (the “Notes”) at an issue price of 106% of the aggregate principal amount. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. On October 17, 2012 and December 21, 2012, Gulfport completed two private placements of an aggregate of $300 million aggregate principal amount of its 7.750% senior notes due 2020. The Notes and the notes originally issued in October and December 2012 will be treated as a single class of debt securities under the same indenture. It is anticipated that the offering of the Notes will close on August 18, 2014, subject to market and other customary closing conditions. A copy of this press release is attached hereto as Exhibit 99.1.

The Notes were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release dated August 13, 2014 entitled “Gulfport Energy Corporation Prices $300 Million Tack On Offering of Senior Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: August 13, 2014	By:	/s/ MICHAEL G. MOORE
Michael G. Moore
Chief Executive Officer and President

Exhibit Index

Number	Exhibit

99.1	Press release dated August 13, 2014 entitled “Gulfport Energy Corporation Prices $300 Million Tack On Offering of Senior Notes.”